Exhibit 23

Consent of Independent Registered Public Accounting Firm

ITC^Deltacom, Inc.

Employee Profit Sharing and 401(k) Plan

Huntsville, Alabama

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-111329, 333-62773, and 333-49034) of ITC^Deltacom, Inc., of our report dated May 26, 2006, relating to the financial statements and schedule of the ITC^Deltacom, Inc. Employee Profit Sharing and 401(k) Plan included in this ITC^Deltacom, Inc. Employee Profit Sharing and 401(k) Plan Annual Report on Form 11-K for the year ended December 31, 2005.

/s/ BDO Seidman, LLP

Atlanta, Georgia

June 28, 2006